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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                            ____________________

                                  Form 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURUSANT TO SECTION 12(b) OR (g) OF THE
                     SECURITIES AND EXCHANGE ACT OF 1934

                            ____________________

                               FORCENERGY INC
           (Exact name of registrant as specified in its charter)

               DELAWARE                                     65-0429338
(State or other jurisdiction of incorporation)          (I.R.S. Employer
                                                       Identification No.)

     2730 SW 3rd Avenue, Suite 800
             Miami, Florida                                 33129-2237
(Address of principal executive offices)                    (Zip Code)

                           ______________________
                         Securities to be registered
                    pursuant to Section 12(b) of the Act:

  Title of each class                          Name of each exchange on
  to be so registered                          which each class is to registered
  Common Stock, par value $.01 per share       New York Stock Exchange

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A.(c)(1), please check the following box.

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.

                         Securities to be registered
                    Pursuant to Section 12(g) of the Act:

                                     None
                               (Title of Class)
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               INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The class of securities to be registered hereby is the Common Stock, par value $.01 per share (the "Common Stock"), of Forcenergy Inc, a Delaware corporation (the "Company").

         For a description of Common Stock, see the information set forth under the caption "Description of Existing Securities and Senior Credit Facility" in the Prospectus contained in the Registration Statement on Form S-4 (Registration No. 333-24927), as amended, filed by the Company on April 10, 1997, which is incorporated herein by reference. Such description is set forth in Exhibit 7 to this Registration Statement on Form 8-A.

Item 2.          EXHIBITS.

         Unless otherwise indicated, the following exhibits have been filed with the New York Stock Exchange, Inc. only:

        1.  Restated Certificate of Incorporation of the Company

        2.  Amended and Restated Bylaws of the Company

        3.  Form of Common Stock Certificate

        4. 1996 Annual Report (includes the Annual Report on Form 10-K for the Year Ended December 31, 1996)

        5.  Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1997

        6.  1997 Proxy Statement for the Notice of Annual Meeting of
            Shareholders

        7. Prospectus included in the Company's Registration Statement on Form S-4, as amended, (Registration No. 333-24927)
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                                  SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                 FORCENERGY INC


                 By /s/ E. Joseph Grady
                    -------------------
                 Name:    E. Joseph Grady
                 Title:   Vice President - Chief Financial Officer


Date:  June 11, 1997